Exhibit 99.1

Company Contact:

Sarah Dion, VP Marketing

sdion@dermtech.com

(858) 450-4222

DermTech Announces Appointment of Kevin Sun as Chief Financial Officer

LA JOLLA, CA – September 16, 2019 – DermTech, Inc. (NASDAQ: DMTK) (“DermTech” or the “company”), a global leader in precision dermatology enabled by a non-invasive skin genomics platform, announced today that Kevin Sun has been appointed as Chief Financial Officer, Treasurer and Secretary. Mr. Sun will serve on the executive leadership team and lead DermTech’s finance, investor relations, human resources and information technology functions.

Mr. Sun brings almost two decades of corporate finance experience, including debt and equity financings, acquisitions, commercial product launches and infrastructure scaling and expansion projects mostly in the medical device and diagnostic industries. From 2008 to 2018, Mr. Sun served in various executive and management roles for DexCom, Inc., a NASDAQ-listed medical device company, including most recently as Vice President, Corporate Controller and Treasury, Interim Chief Financial Officer, and Vice President, Finance, and had key roles during a phase of significant growth and expansion as DexCom created the category to ultimately become the global leader in real-time continuous glucose monitoring devices. During Mr. Sun’s tenure as Interim Chief Financial Officer, DexCom raised $400 million in convertible debt. Prior to DexCom, Mr. Sun held various roles of increasing responsibility at Biosite Incorporated, a NASDAQ-listed leader in rapid point of care diagnostics. Mr. Sun holds a B.S. in Business with a dual major in Accounting and Finance, a minor in Psychology, a Masters in Strategic Management and an MBA from the Kelley School of Business at Indiana University.

Kevin Sun commented, “DermTech offers a compelling value proposition to patients, clinicians and payors with solutions that enable the earliest detection of skin cancer using a non-invasive, highly accurate and low cost method. I’m excited to be part of a fantastic team and I look forward to helping scale the company to bring this technology to the forefront of dermatology.”

The company also announced that its founding Chief Financial Officer, Steven Kemper, will be retiring in October 2019, after almost six years leading the finance and accounting efforts at DermTech. “It has been an incredible opportunity to work with Dr. Dobak these last six years to help build DermTech from a few scientists with a great technology platform into the leading genomic skin cancer diagnostic company in the U.S. I remain a huge supporter of the company and its clear benefit for physicians and patients” said Mr. Kemper.

John Dobak, M.D., the CEO of DermTech, commented, “I am extremely excited to have Kevin join our team. His experiences helping to drive the tremendous growth at DexCom will serve DermTech well as we scale up and drive toward our own similar growth goals. I would also like to thank Steve for his hard work and dedication to DermTech. He was an integral part of DermTech’s success to date and I wish him the best in his retirement.”

About DermTech:

DermTech is a leader in the new category of medicine, precision dermatology. DermTech’s mission is to transform the practice of dermatology through more accurate diagnosis and treatment, and the elimination of unnecessary surgery, leading to improved patient care and lower costs. DermTech provides genomic analysis of skin samples collected non-invasively using an adhesive patch rather than a scalpel. DermTech markets and develops products that facilitate the early detection of skin cancers, assess inflammatory diseases, and customize drug treatments. For additional information on DermTech, please visit DermTech’s investor relations site at: www.DermTech.com

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the company may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the future growth and scaling of the business of the company. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the company; (2) the inability to maintain the listing of the company’s securities on Nasdaq ; (3) the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably and retain its key employees; (4) costs related to or resulting from the business combination; (5) changes in applicable laws or regulations; (6) the demand for the company’s services together with the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties included in (x) the “Risk Factors” sections of the Registration Statement on Form S-4 filed with the SEC by the company, and (y) other documents filed or to be filed with the SEC by the company. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

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